Exhibit 99.1
RUSH STREET INTERACTIVE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 RESULTS
- Fourth Quarter Revenue of $194 Million, up 17% Year-over-Year -
- Full Year 2023 Revenue of $691 Million, up 17% -
- Fourth Quarter and Full Year Net Loss of $5.5 Million and $60.1 Million, respectively -
- Fourth Quarter and Full Year Adjusted EBITDA of $11.5 Million and $8.2 Million, respectively -
- Strong Fourth Quarter 2023 Momentum Reflected in Full Year 2024 Revenue Guidance of Between $770 and $830 Million -
- Initiating Full Year 2024 Adjusted EBITDA Guidance of Between $35 and $45 Million -
CHICAGO – March 6, 2024 – Rush Street Interactive, Inc. (NYSE: RSI) (“RSI”), a leading online casino and sports betting company in the United States and the rest of the Americas, today announced financial results for the fourth quarter and full year ended December 31, 2023.
Fourth Quarter 2023 Highlights
•Revenue was $193.9 million during the fourth quarter of 2023, an increase of 17%, compared to $165.5 million during the fourth quarter of 2022.
•Net loss was $5.5 million during the fourth quarter of 2023, compared to a net loss of $31.1 million during the fourth quarter of 2022.
•Adjusted EBITDA1 was $11.5 million during the fourth quarter of 2023, compared to an Adjusted EBITDA loss of $17.3 million during the fourth quarter of 2022, an improvement of $28.8 million.
•Adjusted advertising and promotions expense1 was $34.6 million during the fourth quarter of 2023, a decrease of 45% compared to $63.2 million during the fourth quarter of 2022.
•Monthly Active Users (“MAU”) in the United States and Canada were approximately 160,000, up 7% year over year. MAUs in Latin America (which includes Mexico) were approximately 204,000, up 33% year-over-year.
•Average Revenue per Monthly Active User (“ARPMAU”) in the United States and Canada was $345 during the fourth quarter of 2023, up 5% year-over-year. ARPMAU in Latin America was $42, up 28% year-over-year.
•As of December 31, 2023, unrestricted cash and cash equivalents were $168 million.
•Launched exclusive Online Casino and Sportsbook operations in Delaware on December 27, 2023.
Full Year 2023 Highlights
•Revenue was $691.2 million during full year 2023, an increase of 17%, compared to $592.2 million during full year 2022.
•Net loss was $60.1 million during full year 2023, compared to a net loss of $134.3 million during full year 2022.
•Adjusted EBITDA1 was $8.2 million during the full year 2023, compared to an Adjusted EBITDA loss of $91.8 million during the full year of 2022, an improvement of $100.0 million.
•Adjusted advertising and promotions expense1 was $158.4 million during full year 2023, a decrease of 27% compared to $218.4 million during full year 2022.
•Latin America revenue increased over 50% for the full year 2023.
1 This is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” for more information about this non-GAAP financial measure and “Reconciliations of GAAP to Non-GAAP Financial Measures” for any applicable reconciliation of the most comparable measure calculated in accordance with GAAP to this non-GAAP financial measure.

Full Year 2024 Guidance
•Based on our strong Q4 2023 performance and continued momentum, we are initiating revenue guidance for the full year ending December 31, 2024 to be between $770 and $830 million. At the midpoint of this range, revenue of $800 million represents 16% year-over-year growth when compared to $691 million of revenues for 2023.
•RSI is also introducing Adjusted EBITDA1 guidance for the full year 2024, which it expects to be between $35 and $45 million for the full year ending December 31, 2024. At the midpoint of this range, Adjusted EBITDA of $40 million represents over 390% year-over-year growth when compared to $8.2 million of Adjusted EBITDA for 2023.
•These guidance ranges are based on certain assumptions, including that (i) only operations in live jurisdictions as of today’s date are included, and (ii) RSI continues to operate in markets in which it is live today.

Richard Schwartz, Chief Executive Officer of RSI, said, “We concluded 2023 with a fourth quarter that produced records in both revenues and adjusted EBITDA. For the year, we grew revenue to $691 million on strong customer engagement and retention. At the same time, we improved our Adjusted EBITDA by $100 million compared to the prior year. These results and the ensuing momentum have carried into strong guidance for the new year, reflecting our longstanding customer-centric principles and obsession with developing innovative and differentiated user experiences.

“With a substantial cash balance and no debt, our financial wherewithal provides us the luxury of being able to continue executing on our long-term strategy and investing appropriately in new markets. Our strong launch in Delaware exemplifies our ability to identify and grow new and exciting markets, including the opportunities we are pursuing across the Americas.”

Earnings Conference Call and Webcast Details

RSI will host a conference call and audio webcast today at 5:00 p.m. Eastern Time (4:00 p.m. Central Time), during which management will discuss fourth quarter and full year results and provide commentary on business performance and its current outlook for 2024. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by dialing 1-833-470-1428 (Toll Free) or 1-404-975-4839 (Local) or, for international callers, 1-929-526-1599. The conference call access code is 387451.

A live audio webcast of the earnings conference call may be accessed on RSI’s website at ir.rushstreetinteractive.com, along with a copy of this press release and an investor slide presentation. The audio webcast and investor slide presentation will be available on RSI’s investor relations website until at least April 6, 2024.

About Rush Street Interactive

RSI is a trusted online gaming and sports entertainment company focused on markets in the United States, Canada and Latin America. Through its brands, BetRivers, PlaySugarHouse and RushBet, RSI was an early entrant in many regulated jurisdictions. It currently offers real-money mobile and online operations in fifteen U.S. states: Pennsylvania, Illinois, New Jersey, New York, Ohio, Delaware, Michigan, Indiana, Virginia, Colorado, Maryland, Iowa, West Virginia, Arizona and Louisiana, as well as in the regulated international markets of Ontario, Canada, Colombia and Mexico. RSI offers, through its proprietary online gaming platform, some of the most popular online casino games and sports betting options in the United States. Founded in 2012 in Chicago by gaming industry veterans, RSI was named the 2023 EGR North America Awards Customer Services Operator of the Year, the 2022 EGR North America Awards Operator of the Year, Customer Services Operator of the Year and Social Gaming Operator of the Year, and the 2021 SBC Latinoamérica Awards Sportsbook Operator of the Year. RSI was the first U.S.-based online casino and sports betting operator to receive RG Check iGaming Accreditation from the Responsible Gaming Council. For more information, visit www.rushstreetinteractive.com.

Non-GAAP Financial Measures

In addition to providing financial measurements based on accounting principles generally accepted in the United States (“GAAP”), this press release includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Operating Costs and Expenses, Adjusted Net Loss Per Share, Adjusted Net Loss and Adjusted Weighted Average Common Shares Outstanding, each of which is a non-GAAP performance measure that RSI uses to supplement its results presented in accordance with GAAP. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP financial measure can be found below. RSI believes that presentation of these non-GAAP financial measures provides useful information to investors regarding RSI’s results of operations and operating performance, as they are similar to measures reported by its public competitors and are regularly used by securities analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

By providing full year 2024 Adjusted EBITDA guidance, RSI provided its expectation of a forward-looking non-GAAP financial measure. Information reconciling full year 2024 Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is unavailable to RSI without unreasonable effort due to, among other things, the inherent difficulty in forecasting and quantifying the comparable GAAP measure and the applicable adjustments and other amounts that would be necessary for such a reconciliation, and certain of these amounts are outside of RSI’s control and may be subject to high variability or complexity. Preparation of such reconciliations would also require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to RSI without unreasonable effort. RSI provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, RSI cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. RSI provides a forecast for Adjusted EBITDA because it believes that Adjusted EBITDA, when viewed with RSI’s results calculated in accordance with GAAP, provides useful information for the reasons noted herein. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities or as an indicator of operating performance or liquidity.

RSI defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, share-based compensation, adjustments for certain one-time or non-recurring items and other adjustments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash (i.e., depreciation and amortization, and share-based compensation) or are not related to our underlying business performance (i.e., interest income or expense).

RSI defines Adjusted Operating Costs and Expenses as RSI’s GAAP operating costs and expenses adjusted to exclude the impacts of share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Operating Costs and Expenses excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash (i.e., share-based compensation) or are not related to our underlying business performance.

RSI defines Adjusted Earnings (Loss) Per Share as Adjusted Net Income (Loss) divided by Adjusted Weighted Average Common Shares Outstanding. Adjusted Net Income (Loss) is defined as net loss attributable to Rush Street Interactive, Inc. as used in the basic and diluted net loss per share calculations, adjusted for the reallocation of net loss attributable to non-controlling interests, share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Weighted Average Common Shares Outstanding is defined as the weighted average number of common shares outstanding as used in the basic and diluted net loss per share calculation, adjusted for the assumed conversion of the non-controlling interest’s Rush Street Interactive, LP Class A units to Class A common stock of RSI on a one-to-one-basis, and in periods of Adjusted Net Income, incremental shares from assumed conversion of stock options and restricted stock units.

RSI includes these non-GAAP financial measures because management uses them to evaluate RSI’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Management believes that these non-GAAP financial measures provide investors with useful information on RSI’s past financial and operating performance, enable comparison of financial results from period-to-period where certain items may vary independent of business performance, and allow for greater transparency with respect to metrics used by RSI’s management in operating our business. Management also believes these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Key Metrics

RSI provides certain key metrics, including Monthly Active Users (“MAUs”) and ARPMAU, in this press release. RSI defines MAUs as the number of unique users per month who have placed at least one real-money bet across one or more of our online casino or online sports betting offerings, and it defines ARPMAU as average revenue for the applicable period divided by the average MAUs for the same period.

The numbers RSI uses to calculate MAUs and ARPMAU are based on internal RSI data. While these numbers are based on what RSI believes to be reasonable judgments and estimates of its customer base for the applicable period of measurement, there are inherent challenges in measuring usage and engagement with respect to RSI’s online offerings across its customer base. Such challenges and limitations may also affect RSI’s understanding of certain details of its business. In addition, RSI’s key metrics and related estimates, including the definitions and calculations of the same, may differ from estimates published by third parties or from similarly-titled metrics of its competitors due to differences in operations, offerings, methodology and access to information. RSI regularly reviews, and may adjust its processes for calculating, its internal metrics to improve their accuracy.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. RSI's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," “propose”, "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding revenue and Adjusted EBITDA guidance, RSI’s future results of operations, financial condition, cash flows or profitability (whether on a GAAP or non-GAAP basis), currency fluctuations, RSI’s strategic plans and focus, anticipated launches or withdrawals of RSI’s current or new offerings in existing or future jurisdictions, player growth and engagement, product initiatives, outcomes of current or future regulatory developments and the objectives of management for future operations. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside RSI's control and are difficult to predict. Factors that may cause such differences include, without limitation: changes in applicable laws or regulations; RSI’s ability to manage and sustain growth; RSI’s ability to execute its business plan, meet its projections and obtain relevant market access and/or gaming licenses; unanticipated product or service delays; general economic and market conditions impacting the demand for RSI’s products and services; economic and market conditions in the gaming, entertainment and leisure industry in the markets in which RSI operates; the potential adverse effects of general economic conditions, inflation and interest rates and unemployment on RSI’s liquidity, operations and personnel; and other risks and uncertainties indicated from time to time in RSI's filings with the SEC. RSI cautions that the foregoing list of factors is not exclusive. RSI cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. RSI does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Media Contacts:
Lisa Johnson
(609) 788-8548
lisa@lisajohnsoncommunications.com

Investor Contact:
ir@rushstreetinteractive.com

Rush Street Interactive, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue	$193,851	$165,534	$691,161	$592,212

Operating costs and expenses
Costs of revenue	131,848	106,603	465,014	414,664
Advertising and promotions	35,125	63,666	160,650	220,460
General and administrative	22,790	19,371	87,349	67,561
Depreciation and amortization	7,615	4,259	29,759	14,325
Total operating costs and expenses	197,378	193,899	742,772	717,010
Loss from operations	(3,527)	(28,365)	(51,611)	(124,798)

Other income (expenses)
Interest income (expense), net	1,335	91	2,765	(573)
Loss before income taxes	(2,192)	(28,274)	(48,846)	(125,371)

Income tax expense	3,263	2,785	11,209	8,961
Net loss	(5,455)	(31,059)	(60,055)	(134,332)

Net loss attributable to non-controlling interests	(3,728)	(22,070)	(41,750)	(95,701)
Net loss attributable to Rush Street Interactive, Inc.	$(1,727)	$(8,989)	$(18,305)	$(38,631)

Net loss per common share attributable to Rush Street Interactive, Inc. – basic and diluted	$(0.02)	$(0.14)	$(0.27)	$(0.61)
Weighted average common shares outstanding – basic and diluted	71,601,297	64,272,722	68,508,093	63,532,906

Rush Street Interactive, Inc.
Consolidated Statements of Comprehensive Loss
(Unaudited and in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net loss	$(5,455)	$(31,059)	$(60,055)	$(134,332)

Other comprehensive income (loss)
Foreign currency translation adjustment	1,825	(2,109)	5,290	(3,886)
Comprehensive loss	(3,630)	(33,168)	(54,765)	(138,218)

Comprehensive loss attributable to non-controlling interests	(2,490)	(23,564)	(38,111)	(98,441)
Comprehensive loss attributable to Rush Street Interactive, Inc.	$(1,140)	$(9,604)	$(16,654)	$(39,777)

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands)

Adjusted EBITDA:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net loss	$(5,455)	$(31,059)	$(60,055)	$(134,332)

Interest (income) expense, net	(1,335)	(91)	(2,765)	573
Income tax expense	3,263	2,785	11,209	8,961
Depreciation and amortization	7,615	4,259	29,759	14,325
Share-based compensation expense	7,425	6,790	30,020	18,691
Adjusted EBITDA	$11,513	$(17,316)	$8,168	$(91,782)
Adjusted Operating Costs and Expenses:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP operating costs and expenses:
Costs of revenue	$131,848	$106,603	$465,014	$414,664
Advertising and promotions	35,125	63,666	160,650	220,460
General and administrative	22,790	19,371	87,349	67,561
Depreciation and amortization	7,615	4,259	29,759	14,325
Total GAAP operating costs and expenses	$197,378	$193,899	$742,772	$717,010

Non-GAAP operating cost and expense adjustments:
Costs of revenue[1]	$(269)	$(248)	$(1,064)	$(987)
Advertising and promotions[1]	(565)	(516)	(2,225)	(2,048)
General and administrative[1]	(6,591)	(6,026)	(26,731)	(15,656)
Depreciation and amortization	—	—	—	—
Total non-GAAP operating cost and expense adjustments	$(7,425)	$(6,790)	$(30,020)	$(18,691)

Adjusted operating costs and expenses:
Costs of revenue	$131,579	$106,355	$463,950	$413,677
Advertising and promotions	34,560	63,150	158,425	218,412
General and administrative	16,199	13,345	60,618	51,905
Depreciation and amortization	7,615	4,259	29,759	14,325
Total adjusted operating costs and expenses	$189,953	$187,109	$712,752	$698,319

1Non-GAAP operating cost and expense adjustments for the three-and-twelve months ended December 31, 2023 and 2022 include Share-based compensation expense.

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands, except share and per share data)
Adjusted Net Income (Loss), Adjusted Weighted Average Common Shares Outstanding and Adjusted Earnings (Loss) Per Share:

	Three months ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Adjusted Net Income (Loss)
Net loss attributable to Rush Street Interactive, Inc. - basic and diluted	$(1,727)	$(8,989)	$(18,305)	$(38,631)
Adjustments:
Net loss attributable to non-controlling interests	(3,728)	(22,070)	(41,750)	(95,701)
Share-based compensation expense	7,425	6,790	30,020	18,691
Adjusted Net Income (Loss)	$1,970	$(24,269)	$(30,035)	$(115,641)

Adjusted Weighted Average Common Shares Outstanding
Weighted average common shares outstanding - basic and diluted	71,601,297	64,272,722	68,508,093	63,532,906
Adjustments:
Conversion of weighted average RSILP units to Class A Common Shares	150,691,103	156,255,867	153,312,971	156,660,156
Adjusted Weighted Average Common Shares Outstanding - basic	222,292,400	220,528,589	221,821,064	220,193,062

Adjustments:
Incremental shares from assumed conversion of stock options and restricted stock units(1)	5,736,637	—	—	—
Adjusted Weighted Average Common Shares Outstanding - diluted	228,029,037	220,528,589	221,821,064	220,193,062

Loss Per Share
Loss per common share attributable to Rush Street Interactive, Inc. – basic and diluted	$(0.02)	$(0.14)	$(0.27)	$(0.61)

Adjusted Earnings (Loss) Per Share
Adjusted earnings (loss) per share - basic and diluted	$0.01	$(0.11)	$(0.14)	$(0.53)
1 In periods of Net Loss and Adjusted Net Loss, stock-based awards are anti-dilutive and therefore excluded from the diluted loss per share calculation.